EXHIBIT  11

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                           SCHEDULE 13D

             Under the Securities Exchange Act of 1934
                        (Amendment No.___)


                        CareAdvantage, Inc.
                         (Name of Issuer)

                    Common Stock, $.001 par value
                  (Title of Class and Securities)

                             14166N100
                          (CUSIP Number)

                          Barry Weinberg
                           c/o CW Group
                         1041 Third Avenue
                     New York, New York 10021
                          (212) 308-5266
     (Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications)

                       February 22, 1996
                   (Date of Event which Requires
                     Filing of this Statement)

If the filing person has previously filed a statement on Schedule
13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or
(4), check the following box:  [ ].

Check the following box if a fee is being paid with this Statement [x]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7).

Note. Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

                  (Continued on following pages)
                        Page 1 of 141 Pages

                           SCHEDULE 13D
CUSIP No. 14166N100                             Page 2 of     Pages

1      NAMES OF REPORTING PERSONS
       S.S. OR I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS

               CW Ventures II, L.P.

2     CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP.
               (a)  [ ]
               (b)  [x]

3      SEC USE ONLY

4      SOURCE OF FUNDS*
               OO

5      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
       PURSUANT TO ITEMS 2(d) or 2(e)                       [ ]

6      CITIZENSHIP OR PLACE OF ORGANIZATION

               New York
NUMBER OF
SHARES         7 SOLE VOTING POWER
                 81,519,184 shares, except that the general
                 partner of the Reporting Person may be
                 deemed to have shared power to vote these
                 shares.
BENEFICIALLY
OWNED BY
EACH           8 SHARED VOTING POWER
                 No shares
REPORTING
PERSON
WITH           9 SOLE DISPOSITIVE POWER
                 81,519,184 shares, except that the general partner of the Reporting Person may be deemed to have shared power to dispose of these shares.

              10 SHARED DISPOSITIVE POWER
                 No shares

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          81,519,184 shares

12 CHECK BOX IF THE AGGREGATE AMOUNT IN ROW 11 EXCLUDES CERTAIN
       SHARES*                                              [x]

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11

          72.17%
14 TYPE OF REPORTING PERSON*

          PN

                           SCHEDULE 13D
CUSIP No. 14166N100                            Page 3 of      Pages

1      NAMES OF REPORTING PERSONS
       S.S. OR I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS

       CW Partners III

2   CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP.
       (a)  [ ]
       (b)  [x]

3   SEC USE ONLY

4   SOURCE OF FUNDS*
            AF

5   CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
    PURSUANT TO ITEMS 2(d) or 2(e)                       [ ]

6   CITIZENSHIP OR PLACE OF ORGANIZATION

                 New York

NUMBER OF
SHARES           7  SOLE VOTING POWER
                    No shares
BENEFICIALLY
OWNED BY
EACH             8  SHARED VOTING POWER
                    No shares, but may be deemed to have
                    shared power to vote a total of 81,519,184
                    shares by reason of being the general
                    partner of CW Ventures II, L.P.
REPORTING
PERSON
WITH             9  SOLE DISPOSITIVE POWER
                    No shares

                10  SHARED DISPOSITIVE POWER
                    No shares, but may be deemed to have
                    shared power to dispose of a total of
                    81,519,184 shares by reason of being the general partner of CW Ventures II, L.P.

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          81,519,184 shares

12 CHECK BOX IF THE AGGREGATE AMOUNT IN ROW 11 EXCLUDES CERTAIN
       SHARES*                                              [x]

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11

          72.17%

14 TYPE OF REPORTING PERSON*

          PN

                           SCHEDULE 13D
CUSIP No. 14166N100                          Page 4 of      Pages

1      NAMES OF REPORTING PERSONS
       S.S. OR I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS

               Charles Hartman

2     CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP.
               (a)  [ ]
               (b)  [x]

3     SEC USE ONLY

4     SOURCE OF FUNDS*
               AF

5     CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
      PURSUANT TO ITEMS 2(d) or 2(e)                       [ ]

6     CITIZENSHIP OR PLACE OF ORGANIZATION

                  United States

NUMBER OF
SHARES            7  SOLE VOTING POWER
                     No shares
BENEFICIALLY
OWNED BY
EACH              8  SHARED VOTING POWER
                     No shares, but may be deemed to have
                     shared power to vote a total of 81,519,184
                     shares by reason of being a general partner
                     of the general partner of CW Ventures II,
                     L.P.
REPORTING
PERSON
WITH              9  SOLE DISPOSITIVE POWER
                      No shares

                 10  SHARED DISPOSITIVE POWER
                     No shares, but may be deemed to have
                     shared power to dispose of a total of
                     81,519,184 shares by reason of being a
                     general partner of the general partner of CW Ventures II, L.P.

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          81,519,184 shares

12 CHECK BOX IF THE AGGREGATE AMOUNT IN ROW 11 EXCLUDES CERTAIN
       SHARES*                                              [x]

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11

          72.17%

14 TYPE OF REPORTING PERSON*

          IN

                           SCHEDULE 13D
CUSIP No. 14166N100                            Page 5 of      Pages

1  NAMES OF REPORTING PERSONS
   S.S. OR I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS

               Walter Channing

2  CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP.
               (a)  [ ]
               (b)  [x]

3  SEC USE ONLY

4  SOURCE OF FUNDS*
                AF

5  CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
   PURSUANT TO ITEMS 2(d) or 2(e)                       [ ]

6  CITIZENSHIP OR PLACE OF ORGANIZATION

          United States

NUMBER OF
SHARES           7  SOLE VOTING POWER
                    No shares

BENEFICIALLY
OWNED BY
EACH             8  SHARED VOTING POWER
                    No shares, but may be deemed to have
                    shared power to vote a total of 81,519,184 shares by reason of being a general partner of the general partner of CW Ventures II, L.P.

REPORTING
PERSON
WITH             9  SOLE DISPOSITIVE POWER
                    No shares

                10  SHARED DISPOSITIVE POWER
                    No shares, but may be deemed to have
                    shared power to dispose of a total of
                    81,519,184 shares by reason of being a
                    general partner of the general partner of CW Ventures II, L.P.

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          81,519,184 shares

12 CHECK BOX IF THE AGGREGATE AMOUNT IN ROW 11 EXCLUDES CERTAIN
   SHARES*                                                  [x]

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11

          72.17%

14 TYPE OF REPORTING PERSON*

          IN

                           SCHEDULE 13D
CUSIP No. 14166N100                           Page 6 of      Pages

1      NAMES OF REPORTING PERSONS
       S.S. OR I.R.S. IDENTIFICATION NOS. OF ABOVE PERSONS

               Barry Weinberg

2      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP.
               (a)  [ ]
               (b)  [x]

3       SEC USE ONLY

4       SOURCE OF FUNDS*
                 AF

5       CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
        PURSUANT TO ITEMS 2(d) or 2(e)                       [ ]

6       CITIZENSHIP OR PLACE OF ORGANIZATION

                  United States

NUMBER OF
SHARES            7  SOLE VOTING POWER
                     No shares
BENEFICIALLY
OWNED BY
EACH              8  SHARED VOTING POWER
                     No shares, but may be deemed to have
                     shared power to vote a total of 81,519,184
                     shares by reason of being a general partner
                     of the general partner of CW Ventures II,
                     L.P.
REPORTING
PERSON
WITH              9  SOLE DISPOSITIVE POWER
                     No shares

                 10  SHARED DISPOSITIVE POWER
                     No shares, but may be deemed to have
                     shared power to dispose of a total of
                     81,519,184 shares by reason of being a
                     general partner of the general partner of CW Ventures II, L.P.

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          81,519,184 shares

12 CHECK BOX IF THE AGGREGATE AMOUNT IN ROW 11 EXCLUDES CERTAIN
       SHARES*                                              [x]

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW 11

          72.17%

14 TYPE OF REPORTING PERSON*

          IN

ITEM 1.   SECURITY AND ISSUER

          This Statement relates to the Common Stock, $.001 par value per share (the "Common Stock"), of CareAdvantage, Inc., a Delaware corporation ("CareAdvantage" or the "Company"). The principal executive offices of the Company are located at Metropolitan Corporate Center, 485-C Route 1 South, Iselin, NJ 08830.

Item 2.   Identity and Background

          This Statement is filed by (i) CW Ventures II, L.P. ("CW Ventures"), a New York limited partnership, (ii) CW Partners III ("CW Partners"), a New York general partnership and the general partner of CW Ventures, (iii) Walter Channing ("Channing"), a general partner of CW Partners, (iv) Charles Hartman ("Hartman"), a general partner of CW Partners, and (v) Barry Weinberg ("Weinberg"), a general partner of CW Partners. The business address of CW Ventures, CW Partners, Channing, Hartman and Weinberg (collectively, the "Reporting Persons") is 1041 Third Avenue, New York, NY 10021. None of the Reporting Persons have, during the last five years (i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws. Channing, Hartman and Weinberg are citizens of the United States of America.

Item 3.   Source and Amount of Funds or Other Consideration

          CW Ventures is a limited partnership which serves as a venture capital fund, whose funds come from the investments in the limited partnership by its limited partners. Such funds were the source of funds used in making the acquisitions described in Item 4 below.

Item 4.   Purpose of Transaction

          CW Ventures purchased the shares of Common Stock and securities exercisable or exchangeable for shares of Common Stock reported herein (collectively, the "Shares") for investment purposes. In addition, CW Ventures intends to participate in the management of the Company through representation on the Company's Board of Directors and through the agreement of the Company, contained in the Stockholders' Agreement (defined below) and the Company's Amended By-laws, not to take certain actions without the consent of CW Ventures or its Board designees. The Company's Amended By-Laws also provide that no action is permitted to be taken at any meeting of the Board of Directors or any committee thereof unless at least one director designated by CW Ventures and one director designated by EHC (defined below) is participating.

          The Shares were acquired by CW Ventures in connection with two separate transactions. On January 2, 1996, in accordance with the terms of a letter of intent (the "Letter of Intent") dated as of January 2, 1996 (a copy of which is attached to this Statement as Exhibit 9), the Company issued and sold to CW Ventures $150,000 principal amount of its promissory notes (the "Bridge Note"), the proceeds of which were to be used by the Company and its subsidiaries for working capital (the "Bridge Financing"). In connection with the Bridge Financing and pursuant to a Warrant Agreement dated as of January 2, 1996 (a copy of which is attached to this Statement as Exhibit 6), the Company issued to CW Ventures, for nominal consideration, warrants (the "CW Warrants") to purchase 1,000,000 shares of Common Stock at an exercise price equal to the lower of (i) $0.16 per share and (ii) 80% of the average of the closing bid price per share of the Common Stock in the over-the-counter market for the period commencing January 3, 1996 and ending on March 3, 1996.

          On February 22, 1996, pursuant to a Securities Purchase Agreement dated as of February 22, 1996 (the "Purchase Agreement") (a copy of which is attached to this Statement as Exhibit 5) among the Company, CareAdvantage Healthcare Systems Inc. ("CAHS"), a wholly owned subsidiary of the Company, and CW Ventures, the Company issued and sold to CW Ventures 23,419,204 shares of Common Stock (the "CW Shares") at a purchase price of $.0427 per share and CAHS issued and sold to CW Ventures $2,000,000 principal amount of its 8% Exchangeable Notes (the "CW Exchangeable Notes"). The purchase price for the CW Shares and the CW Exchangeable Notes consisted of $2,775,000 in cash (net of $75,000 of CW Ventures' expenses reimbursed by the Company) and the exchange and cancellation of the Bridge Note. The CW Exchangeable Notes are guaranteed by the Company and Contemporary Healthcare Management, Inc. ("CHCM"), a wholly owned subsidiary of CAHS, and are secured by substantially all the assets of the Company and its subsidiaries.

          The CW Exchangeable Notes are exchangeable, at the option of the holder and without the payment of additional consideration, at any time and from time to time, into that number of shares of Common Stock which would constitute twenty-three and one-third percent (23 1/3%) of the outstanding shares of Common Stock (on a fully- diluted basis), which equals approximately 46,799,980 shares of Common Stock as of the date hereof. The ability of the holder of the CW Exchangeable Notes to exchange all of such notes into shares of Common Stock, however, will be limited unless and until an amendment to the Company's certificate of incorporation (the "Charter Amendment") providing for a reverse split of the Common Stock is approved by the requisite number of the Company's stockholders, or another change in the Company's authorized capital stock which would permit the exchange of all such notes is made. The Company's total authorized capital stock consists of 100,000,000 shares of Common Stock, and the Company currently has approximately 65,149,464 shares of Common Stock issued and outstanding and 8,426,300 shares of Common Stock reserved for issuance upon the exercise of outstanding options and warrants. Thus, the remaining authorized but unissued shares of Common Stock are not sufficient to permit the exchange of the entire amount of the CW Exchange Notes.

          In the event that the Company does not achieve certain sales and/or earnings targets for the fiscal year ending October 31, 1996, the Company is required to issue to the holder of the CW Exchangeable Notes, without the payment of additional consideration, that number of additional shares ("CW Additional Shares") of Common Stock which would total, when aggregated with the other shares of Common Stock issued to CW Ventures, up to forty-five percent (45%) of the outstanding shares of Common Stock (on a fully-diluted basis). Subject to the satisfaction of certain conditions, the CW Exchangeable Notes will be automatically exchanged into Common Stock on June 30, 1998 if such notes have not been exchanged prior to such date. The CW Exchangeable Notes may be declared due and payable upon the occurrence of certain events of default, which include a termination of the Services Agreement (defined below) under certain circumstances. The CW Warrants, the CW Shares and the CW Exchangeable Notes, and the shares of Common Stock exchangeable or exercisable therefor, are collectively referred to herein as the "Shares".

          Concurrently with the issuance and sale of the CW Shares and CW Exchangeable Notes, CAHS issued and sold to Enterprise Holding Company, Inc. ("EHC"), a wholly-owned subsidiary of Blue Cross and Blue Shield of New Jersey, Inc. ("BCBSNJ"), $3,600,000 principal amount of its 8% Exchangeable Notes (the "EHC Exchangeable Notes") as consideration for the sale by EHC to CAHS of all of the outstanding capital stock of CHCM (the "CHCM Acquisition"). The EHC Exchangeable Notes will be automatically exchanged, subject to certain conditions, into approximately 40% of the outstanding shares of Common Stock (on a fully diluted basis) at the time the Charter Amendment becomes effective. The EHC Exchangeable Notes become due and payable on June 30, 1998 in the event such notes are not exchanged for Common Stock prior to such date. In the event that any CW Additional Shares are issued, the Company will be required to issue to the holder of the EHC Exchangeable Notes additional shares of Common Stock up to an amount that, when aggregated with the EHC Exchange Shares, would equal 45% of the outstanding shares of Common Stock (on a fully diluted basis). The EHC Exchangeable Notes are also guaranteed by the Company and CHCM, and are secured by substantially all the assets of the Company and its subsidiaries. The Company, CAHS, CHCM, CW Ventures, EHC and BCBSNJ entered into a letter agreement dated February 22, 1996 (the "Letter Agreement") (a copy of which is attached to this Statement as Exhibit 10) relating to the parties' rights to the collateral (the "Collateral") securing the CW Exchangeable Notes and the EHC Exchangeable Notes. The Letter Agreement provides, inter alia, that (i) CW Venture's security interest asserted against any Collateral shall be subordinate to BCBSNJ's rights under Section 10.3(a) of the Services Agreement (which provides BCBSNJ with certain rights upon termination of the Services Agreement by BCBSNJ with or without cause), (ii) BCBSNJ's and EHC's security interests in Collateral other than receivables and cash proceeds therefrom shall be subordinate to CW Venture's rights to the Collateral except to the extent necessary to permit BCBSNJ to effect the terms of Section 10.3(a) of the Services Agreement, and (iii) EHC and BCBSNJ agree to take no action to enforce their rights respecting the Collateral unless the Services Agreement is terminated by BCBSNJ or CW Ventures has attempted to enforce any of its rights respecting the Collateral.

          The Company has agreed to prepare a proxy statement and call a meeting of the stockholders of the Company for the purpose, inter alia, of effecting the Charter Amendment. It is anticipated that at the time of such meeting, CW Ventures will possess the right to vote a sufficient number of shares of Common Stock, through ownership of the Shares, and through the voting rights granted to it under the Petillo Proxy (defined below) and the Company Proxy (defined below), to effect the Charter Amendment. It is the current intention of CW Ventures to vote all shares of Common Stock over which it has voting power in favor of the Charter Amendment. In the event that the Charter Amendment does not become effective prior to June 30, 1996, CW Ventures will be entitled to receive a $500,000 fee from the Company under the terms of the Letter of Intent.

          In connection with the purchase and sale of the CW Shares and CW Exchangeable Notes (the "CW Ventures Investment") and the CHCM Acquisition, CW Ventures, EHC and the Company entered into a stockholders' agreement dated as of February 22, 1996 (the "Stockholders' Agreement") (a copy of which is attached to this Statement as Exhibit 3). Under the Stockholders' Agreement, CW Ventures and EHC have agreed to vote their shares of Common Stock to maintain a seven person Board of Directors to be comprised of the following members: (i) two designees of CW Ventures, (ii) two designees of EHC, (iii) two members of the Company's management acceptable to CW Ventures and EHC and (iv) one non-employee director acceptable to CW Ventures and EHC. The Stockholders' Agreement also prohibits the Company from taking any of the following actions without the consent of CW Ventures or the CW Ventures designees to the Board of Directors: (a) the Company entering into any transactions outside the normal course of its business; (b) any changes in the capital structure of the Company, including, without limitation, the issuance of any shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for shares of the capital stock of the Company, including, without limitation, any shares of Common Stock, or the entering into of any commitments or agreements with respect to the foregoing, other than with respect to the issuance of Common Stock upon the exercise of outstanding warrants and options; (c) the declaration or payment by the Company of any dividends or distributions in respect to the Company's capital stock; (d) except to the extent specifically contemplated by Section 10.3 of the Services Agreement, the Company entering into negotiations with (except to the extent require by the fiduciary obligations of the Board of Directors of the Company, determined in good faith by a majority of the disinterested members of the Board based upon the advice of independent counsel), or soliciting offers, from any other party, directly or indirectly, for the sale, license, transfer, or disposition otherwise of, or the sale, license, transfer, or disposition otherwise of, any assets of the Company;
(e) the merger, consolidation, or other combination of the Company with any other person or entity or the sale of substantially all of the assets of the Company; (f) the incurrence of any indebtedness by the Company (other than trade payables in the ordinary course of the Company's business) or the pledge or encumbrance otherwise of any assets of the Company; (g) except to the extent specifically contemplated by the Services Agreement, the entering into any material transaction with any Affiliate (as such term is defined in the Services Agreement) of the Company; (h) the investment of any cash or other assets in any Person (as such term is defined in the Services Agreement) other than any investment of cash or other assets in any wholly-owned subsidiary of the Company made in the ordinary course of its business; (i) the entering into any employment or consulting agreement or incentive compensation arrangement (including, without limitation, any bonus plan); and
(j) the appointment or the replacement of the President and Chief Executive Officer of the Company.

          The Stockholders' Agreement also provides CW Ventures and EHC with pro rata rights of first refusal with respect to any proposed issuance by the Company of its debt or equity securities (other than pursuant to a registered public offering). In addition, CW Ventures and EHC each have a right of first refusal with respect to any proposed transfer of Common Stock by the other party which exceeds 1% of the Company's total outstanding Common Stock, other than with respect to public sales, and distributions of shares of Common Stock by CW Ventures to its partners in the ordinary course of business. The Stockholders' Agreement also provides CW Ventures with the right to purchase EHC's shares of Common Stock in the event that the Services Agreement dated as of February 22, 1996 (the "Services Agreement") among the Company, CAHS, CHCM and BCBSNJ is terminated by BCBSNJ with cause. The Company is also prohibited from taking certain actions without the consent of EHC or EHC's designees to the Board of Directors. The rights granted by the Company to CW Ventures described above terminate on the later to occur of (i) February 22, 1998 and (ii) the date the CW Exchangeable Notes are exchanged for Common Stock, provided that such rights will terminate earlier if the Company obtains net income of at least $400,000 in any consecutive full four (4) fiscal quarters. In the event that CW Ventures' approval rights terminate and it holds at last 5% of the outstanding Common Stock, CW Ventures will possess the same approval rights granted to EHC for as long as EHC possesses such rights. The Stockholders' Agreement itself terminates on the later to occur of (i) each of EHC and CW Ventures having less than 5% of the outstanding Common Stock, (ii) the termination of the Services Agreement and (iii) February 22, 1998.

          In connection with the CW Ventures Investment, CW Ventures obtained proxies to vote a total of 10,300,000 shares of Common Stock, subject to certain limitations. John Petillo, the Company's former Chairman of the Board of Directors and Chief Executive Officer, granted CW Ventures a proxy with respect to 8,600,000 shares of Common Stock owned by him dated February 22, 1996 (the "Petillo Proxy") (a copy of which is attached to this Statement as Exhibit 7), which terminates upon the earlier of (i) adoption of the Charter Amendment and (ii) June 30, 1996, and the Company granted CW Ventures a proxy with respect to 1,700,000 shares of Common Stock over which the Board has voting power dated February 22, 1996 (the "Company Proxy") (a copy of which is attached to this Statement as Exhibit 8), which terminates upon the earlier of (i) adoption of the Charter Amendment and (ii) the registration and public distribution of the shares subject to the proxy in accordance with the terms of the Separation Agreement dated April 20, 1995 (a copy of which is filed as an exhibit to the Company's Registration Statement on Form S-1 (file no. 33-89176)).

          Pursuant to a registration rights agreement dated as of February 22, 1996 (the "Registration Rights Agreement") (a copy of which is attached to this Statement as Exhibit 4), among the Company, CW Ventures and EHC, the Company is required to file a "shelf" registration statement with the Securities and Exchange Commission on or prior to June 30, 1996, and to use its best efforts to have such registration statement declared effective as soon thereafter as possible, covering the Shares and the shares of Common Stock underlying the EHC Exchangeable Notes.

          Depending upon market conditions and other factors that the Reporting Persons may deem material to their investment decision, and subject to the terms of the Stockholders' Agreement, the Reporting Persons may purchase additional shares of Common Stock in the open market, in private transactions or by any other permissible means, may distribute all or a portion of the Shares to the partners of CW Ventures, or may otherwise dispose of all or a portion of the Shares that are presently owned or hereafter may be acquired.

          Except as set forth in this Item 4, the Reporting Persons have no present plans or proposals that relate to or could result in any of the actions specified in clauses (a) through (j) of Item 4 of Schedule 13D.

Item 5.   Interest in Securities of the Issuer

               (a) CW Ventures is the direct beneficial owner of 81,519,184 shares of Common Stock. Based upon information contained in the most recently available filing by the Company with the Securities and Exchange Commission and after giving effect to the CW Ventures Investment, such shares constitute approximately 72.17% of the outstanding shares of Common Stock. The total number of outstanding shares of Common Stock used in such calculation does not include 80,250,496 which will be automatically issued in respect of the EHC Exchangeable Notes upon the effectiveness of the Charter Amendment (and satisfaction of certain other conditions). If and when the Charter Amendment becomes effective, and assuming no changes in the Company's outstanding capital stock or in the number of shares of Common Stock beneficially owned by the Reporting Persons (other than in connection with the resulting termination of the Petillo Proxy and the Company Proxy), CW Ventures will beneficially own approximately 37% of the Common Stock.

          Under the definition of "beneficial ownership" in Rule 13d-3 of the rules and regulations under the Securities Exchange Act of 1934 (the "Act"), CW Partners, Channing, Hartman and Weinberg may be deemed to be the beneficial owners (together with CW Ventures) of the Shares because CW Partners is the general partner of CW Ventures (a limited partnership) and because Channing, Hartman and Weinberg are the general partners of CW Partners (a general partnership). CW Partners, Channing, Hartman and Weinberg, however, disclaim beneficial ownership of the Shares other than the beneficial ownership attributable to their respective direct and indirect partnership interests in CW Ventures. In addition, the Reporting Persons may be deemed members of a "group", as such term is used in Section 13(d)(3) of the Act, with EHC and BCBSNJ by virtue of entering into and performing the Stockholders' Agreement. The Reporting Persons, however, disclaim membership in a group with EHC or BCBSNJ for the purpose of Section 13(d) of the Act or for any other purpose.

               (b) For information with respect to the power to vote or direct the vote and the power to dispose or to direct the disposition of the Shares beneficially owned by each of the Reporting Persons, see Rows 7-10 of the cover page for each such Reporting Person. See also the response to Item 5(a) above.

               (c) No transactions in the Common Stock were effected during the past sixty days by the Reporting Persons, except as set forth in Item 4 above.

               (d) No person other than the Reporting Persons is known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock beneficially owned by any Reporting Person.

               (e)   Not applicable.

Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer

          Except as set forth in Item 4 above, no Reporting Person has any contract, arrangement, understanding or relationship (legal or otherwise) with respect to any securities of the Company including, but not limited to, transfer or voting of any of the Shares, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies.

Item 7.   Material to be Filed as Exhibits

          1. Joint Filing Agreement of Reporting Persons dated as of March 1, 1996.

          2.   Power of Attorney (included in Exhibit 1).

          3.   Stockholders' Agreement dated as of February 22,
               1996 among the Company, CW Ventures and EHC.

          4.   Registration Rights Agreement dated as of February
               22, 1996 among the Company, CW Ventures and EHC.

          5.   Securities Purchase Agreement dated as of February
               22, 1996 among the Company, CAHS and CW Ventures
               (including the form of CW Exchangeable Note attached as an Exhibit thereto).

          6. Warrant Agreement dated as of January 2, 1996 between the Company and CW Ventures (including the form of Warrant attached as Exhibit A thereto).

          7. Proxy dated February 22, 1996 made by John Petillo in favor of CW Ventures.

          8. Proxy dated February 22, 1996 made by the Company in favor of CW Ventures.

          9. Letter of Intent dated as of January 2, 1996 among the Company, CAHS and CW Ventures.

          10. Letter Agreement dated as of February 22, 1996 among the Company, CAHS, CHCM, EHC, BCBSNJ and CW Ventures (relating to the collateral securing the CW
               Exchangeable Notes and the EHC Exchangeable Notes).

                             SIGNATURE

               After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this Statement is true, complete and correct.


Dated:  March 1, 1996


                                         CW VENTURES II, L.P.

                                         By: CW PARTNERS III,
                                         General Partner



                                         By:/s/ Barry Weinberg
                                              Barry Weinberg
                                              General Partner



                                         CW PARTNERS III



                                         By:/s/ Barry Weinberg
                                              Barry Weinberg
                                              General Partner



                                         /s/ Walter Channing
                                         Walter Channing



                                         /s/ Charles Hartman
                                         Charles Hartman



                                         /s/ Barry Weinberg
                                         Barry Weinberg